Exhibit 99.1

GUESS?, INC. ANNOUNCED OFFERING OF $250.0 MILLION OF CONVERTIBLE SENIOR NOTES, WITH SUBSTANTIALLY ALL OF THE NET PROCEEDS TO BE USED FOR SHARE REPURCHASES, AND INTENTION TO REDUCE QUARTERLY CASH DIVIDEND

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Guess? intends to initiate an accelerated share repurchase program of $150 million or more and up to $50 million of open-market and/or privately negotiated share repurchases concurrent with the offering of the notes, all dependent on final pricing terms of the notes and related transactions

•	Guess? expects to reduce its quarterly cash dividend from $0.225 to $0.1125 per share in order to redeploy capital and return incremental value to shareholders through share repurchases

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Guess? intends to enter into bond hedge and warrant transactions with a warrant strike price expected to be not less than a 100% premium to the Company’s stock price at the time of pricing of the notes, which are generally intended to limit potential dilution from the offering

•	Guess? intends to settle conversions in cash up to the principal amount and in shares for any excess

•	The $250 million offering may be expanded if a greenshoe option is exercised by the initial purchaser to increase the transaction size by up to 15% or an incremental $37.5 million

LOS ANGELES, Calif. – April 22, 2019 – Guess?, Inc. (NYSE: GES) (the “Company”) announced today that it proposes to offer $250.0 million aggregate principal amount of convertible senior notes due 2024 (the “Notes”), subject to market and other customary conditions, in a private placement. In addition, the Company intends to grant to the initial purchaser of the Notes the right to purchase up to an additional $37.5 million aggregate principal amount of the Notes, exercisable within a 30-day period, solely to cover over-allotments. The Notes will be offered by the initial purchaser solely to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”).

Overview

The Company announced that it intends to use substantially all of the net proceeds from the offering of the Notes, after effecting the convertible note hedge transactions described below, to effect share repurchases. The Company announced that it intends to purchase approximately $50 million of common stock, including from purchasers of the Notes in privately negotiated transactions concurrently with the pricing of the Notes for settlement upon the closing of the offering and in open-market purchases at prevailing market rates promptly following the pricing of the Notes. Shortly following the closing of the offering, the Company intends to use substantially all of the remaining net proceeds from the offering of the Notes, after effecting the convertible note hedge transactions described below, to effect additional share repurchases through an accelerated share repurchase program of $150 million or more. See “Expected Use of Proceeds of the Offering of Notes—Share Repurchases” below.

Additionally, the Company announced that it expects to reduce its quarterly cash dividend from $0.225 per share to $0.1125 per share to redeploy capital and return incremental value to stockholders through share repurchases. The Company intends to expand its share repurchase efforts, including by using substantially all of the net proceeds from the offering of Notes, after effecting the convertible note hedge transactions described below, to repurchase shares of the Company’s common stock as described herein. See “Intention to Reduce Future Quarterly Cash Dividend” below.

The Company also announced that it intends to enter into certain bond hedge and warrant transactions, which are generally intended to limit the potential dilution from the offering of the Notes. See “Certain Concurrent Transactions” below.

Expected Terms of the Notes

The Notes will be convertible in certain circumstances into cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election. If and when issued, the Notes will be unsecured senior obligations of the Company. The initial conversion rate, interest rate and certain other terms of the Notes will be determined at the time of the pricing of the offering. The Notes will pay interest semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2019. The Notes will mature on April 15, 2024, unless earlier repurchased or converted in accordance with their terms.

Expected Use of Proceeds of the Offering of Notes

Share Repurchases

After effectuating the convertible note hedge transactions described below, the Company intends to use substantially all of the remaining net proceeds from the Notes offering to repurchase at least $200.0 million of its common stock (inclusive of the transactions described above).

Such repurchase transactions are expected to be effected (i) concurrently with the pricing of the Notes, by repurchases from purchasers of the Notes in privately negotiated transactions through the initial purchaser or its affiliate, as the Company’s agent, for settlement concurrently with the closing of the Notes offering (or, in lieu of effecting a portion of such privately negotiated repurchases, the Company may use the offering proceeds that would have been used to settle such portions of such privately negotiated repurchases to offset cash on hand spent to repurchase shares in the open market as described above); and (ii) shortly following the closing of the offering, through an accelerated share repurchase program (the “ASR”) and in any open market or other transactions from time to time in the future, each pursuant to the Company’s previously announced $500 million share repurchase program. The Company expects the purchase price per share of the common stock repurchased in the privately negotiated transactions to equal the closing sale price per share of the common stock on the date of the pricing of the offering of the Notes. The Company expects to enter into the ASR with certain financial institutions (in such capacity, the “ASR counterparty”) shortly following the closing of the Notes offering.

After effectuating the convertible note hedge transactions described below, the Company expects to use substantially all of the remaining net proceeds from the offering of the Notes to repurchase shares of its common stock, including through the ASR and in privately negotiated, open market or other transactions from time to time. The Company intends to use any remaining net proceeds from the offering of the Notes, if any, for general corporate purposes, including, but not limited to, repayment of indebtedness and for working capital; provided that the Company has not designated any specific uses and has no current agreements or commitments with respect to any material acquisition or strategic transaction. Pending any specific application, the Company may invest the remaining net proceeds from the offering of the Notes in short- and long-term marketable securities.

In connection with the ASR, the Company has been advised that the ASR counterparty expects to purchase shares of the Company’s common stock in secondary market transactions and/or execute other transactions in the Company’s common stock, or in derivative transactions relating to the Company’s common stock, during the term of the ASR.

The purchase price per share of the common stock repurchased through the ASR will generally be equal to the average volume-weighted average price of the Company’s common stock during the term of the ASR. The exact number of shares repurchased pursuant to the ASR will be determined based on such purchase price. Any such share repurchases may increase, or prevent a decrease in, the market price of the Company’s common stock or the Notes.

Concurrent Transactions

The Company also expects to use a portion of the net proceeds from the offering of the Notes to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds from the sale of warrants pursuant to the warrant transactions described below).

Other Matters

These activities and the Company’s repurchases of shares of its common stock may cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of holders to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the amount and value of the consideration that the holders will receive upon conversion of the Notes.

Intention to Reduce Future Quarterly Cash Dividend

The Company also announced today that its Board of Directors intends to reduce future quarterly cash dividends that may be paid to holders of the Company’s common stock, when, as and if any such dividend is declared by the Board of Directors, from $0.225 per share to $0.1125 per share to redeploy capital and return incremental value to shareholders through share repurchases. In line with a balanced combination of dividend payments and share repurchases, the Company intends to expand its share repurchase efforts, including by using substantially all of the proceeds from the offering of Notes, after effecting the convertible note hedge transactions described below, to repurchase shares of the Company’s common stock as described herein. Decisions on whether, when and in which amounts to continue making any future dividend distributions will remain at all times entirely at the discretion of our Board of Directors, which reserves the right to change or terminate our dividend practices at any time and for any reason without prior notice.

Certain Concurrent Transactions

In connection with the pricing of the Notes, the Company also intends to enter into convertible note hedge and warrant transactions with the initial purchaser or its affiliates and/or other financial institutions (the “hedge counterparties”). The convertible note hedge transactions will cover the number of shares of common stock that will initially underlie the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, and are expected to generally reduce the potential dilution with respect to the Company’s common stock upon conversion of the Notes and/or to offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. The warrants will relate to the same number of shares of common stock as underlies the Notes, subject to customary anti-dilution adjustments. The warrant transactions could separately have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of the common stock exceeds the strike price of the warrants. If the initial purchaser exercises its over-allotment option, the Company may enter into additional convertible note hedge and warrant transactions in corresponding amounts.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the hedge counterparties or their respective affiliates expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with, or shortly after, the pricing of the Notes. These activities could result in an increase, or prevent a decrease in, the market price of the common stock or the Notes.

In addition, the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of holders to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of Notes, could affect the number of shares and value of the consideration that holders receive upon conversion of the Notes.

Other Matters

The offer and sale of the Notes and the issuance of shares of common stock, if any, issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the Notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not and shall not constitute an offer to sell nor the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Notice Regarding Forward-Looking Statements

This press release includes certain forward-looking statements related to the Company within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the Notes, the other transactions described in this press release and the anticipated use of proceeds, including the proposed share repurchases, are forward-looking statements. These statements are based on management’s current estimates, assumptions, expectations or beliefs and are subject to uncertainty and changes in circumstances. These forward-looking statements are estimates reflecting the judgment of the Company’s senior management, and actual results may vary materially from those expressed or implied by the forward-looking statements herein.

The statements in this press release are made as of the date of this press release. The Company undertakes no obligation to update information contained in this press release, except as may be required by law. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For further information regarding risks and uncertainties associated with the Company’s businesses, please refer to the section entitled “Risk Factors” in the Company’s Securities and Exchange Commission (the “SEC”) filings, including, but not limited to, its Annual Report on Form 10-K for the year ended February 2, 2019, a copy of which is on file with the SEC and available on the SEC’s website at www.sec.gov.

About Guess?, Inc.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of February 2, 2019, the Company directly operated 1,161 retail stores in the Americas, Europe and Asia. The Company’s licensees and distributors operated 558 additional retail stores worldwide. As of February 2, 2019, the Company and its licensees and distributors operated in approximately 100 countries worldwide.

Contact Information:

Guess?, Inc.

Fabrice Benarouche

VP, Finance and Investor Relations

(213) 765-5578